                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):             June 1, 2004

                              ISLAND PACIFIC, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        0-23049                                            33-0896617
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

19800 MacArthur Boulevard, Suite 1200, Irvine, California              92612
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

                                 (949) 476-2212
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired:

         The financial statements required by Item 7(a) comprise pages F-1 to F-28 of this report.

     (b) Pro Forma Financial Information

         The pro forma financial information required by Item 7(b) comprise pages F-12 - F-14 of this report.

     (c) Exhibits:

         EXHIBIT
         NUMBER         DESCRIPTION
         ------         -----------

         2.1 Amended and Restated Agreement of Merger and Plan or Reorganization dated June 1, 2004 by and among Island Pacific, Inc., Retail Technologies International, Inc., IPI Merger Sub, Inc. IPI Merger Sub II, Inc., Michael Tomczak and Jeffrey Boone, incorporated by reference from the Company's Form 8-K filed on June 14, 2004.

         2.2 Agreement of Merger dated June 1, 2004 between IPI Merger Sub II, Inc. and Retail Technologies International, Inc., incorporated by reference from the Company's Form 8-K filed on June 14, 2004.

         3.1 Certificate of Designation dated June 2, 2004, incorporated by reference from the Company's Form 8-K filed on June 14, 2004.

         4.1 Registration Rights Agreement dated June 1, 2004 by and between Island Pacific, Inc., Michael Tomczak, Jeffrey Boone and Intuit Inc., incorporated by reference from the Company's Form 8-K filed on June 14, 2004.

         4.2 Form of Voting Agreement, incorporated by reference from the Company's Form 8-K filed on June 14, 2004.

         10.1 Employment Agreement dated June 1, 2004 by and between Island Pacific, Inc. and Michael Tomczak, incorporated by reference from the Company's Form 8-K filed on June 14, 2004.

         10.2 Employment Agreement dated June 1, 2004 by and between Island Pacific, Inc. and Jeffrey Boone, incorporated by reference from the Company's Form 8-K filed on June 14, 2004.

         10.3 Form of promissory notes for Michael Tomczak and Jeffrey Boone, incorporated by reference from the Company's Form 8-K/A filed on August 4, 2004.

         10.4 Form of Amended and Restated promissory notes dated June 1, 2004, incorporated by reference from the Company's Form 8-K/A filed on August 4, 2004.

         10.5 Promissory note dated June 1, 2004, payable to Intuit Inc., incorporated by reference from the Company's Form 8-K/A filed on August 4, 2004.

         10.6 Stock Option Grant Notice dated June 1, 2004 for Michael Tomczak, incorporated by reference from the Company's Form 8-K/A filed on August 4, 2004.

         10.7 Stock Option Grant Notice dated June 1, 2004 for Jeffrey Boone, incorporated by reference from the Company's Form 8-K/A filed on August 4, 2004.

Retail Technologies International, Inc.

Financial Statements

For

Fiscal Years Ended

December 31, 2003 and 2002

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Retail Technologies International, Inc.
Folsom, California

We have audited the balance sheets of Retail Technologies International, Inc. as of December 31, 2003 and 2002 and the related statements of operations, shareholders' equity, and cash flows for the two years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Retail Technologies International, Inc. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the two years in the period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 20, 2004
except for Note 16 as to which
the date is November 4, 2004


FINANCIAL STATEMENTS

                                         RETAIL TECHNOLOGIES INTERNATIONAL, INC.
                                                     Balance Sheets
                                               December 31, 2003 and 2002

                                                                                        2003               2002
                                                                                     ------------      ------------
ASSETS
Current assets
    Cash and cash equivalents                                                        $ 1,093,089       $   286,952
    Accounts receivable, net of allowance for doubtful accounts of
       $265,181 and $207,621, respectively                                             2,379,285         1,662,421
   Inventory                                                                                  --            23,913
   Prepaid expenses                                                                      246,654            44,616
                                                                                     ------------      ------------
       Total current assets                                                            3,719,028         2,017,902

Property and equipment, net                                                              391,412           532,764
Non-compete agreement, net                                                                49,012            98,008
                                                                                     ------------      ------------
       Total assets                                                                  $ 4,159,452       $ 2,648,674
                                                                                     ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Current maturities of notes payable                                              $   560,584       $        --
    Current maturities of capital lease obligations                                        5,880                --
    Accounts payable                                                                     225,979           320,876
    Accrued expenses                                                                     923,838           363,176
    Deferred revenue                                                                   1,772,302         1,445,449
    Settlement agreement                                                                 200,786            97,153
    Income tax payable                                                                   351,440            87,563
                                                                                     ------------      ------------
       Total current liabilities                                                       4,040,809         2,314,217

Notes payable due to related parties                                                     200,000           200,000
Notes payable, less current maturities                                                 1,612,416         2,173,000
Capital lease obligations, less current maturities                                         6,880                --
Deferred revenue                                                                         906,457           632,337
Settlement agreement, less current maturities                                            127,724           328,510
                                                                                     ------------      ------------
       Total liabilities                                                               6,894,286         5,648,064
                                                                                     ------------      ------------

Commitments and contingencies

Shareholders' equity (deficit):
    Preferred Stock, no par value; 1,445,000 shares authorized and outstanding;
        Series A                                                                         500,000           500,000
    Common stock, no par value, 25,000,000 shares authorized;
        7,055,000 shares issued and outstanding                                          211,650           211,650
    Stock subscriptions                                                                 (211,650)         (211,650)
    Retained deficit                                                                  (3,234,834)       (3,499,390)
                                                                                     ------------      ------------
       Total shareholders' equity (deficit)                                           (2,734,834)       (2,999,390)
                                                                                     ------------      ------------

       Total liabilities and shareholders' equity (deficit)                          $ 4,159,452       $ 2,648,674
                                                                                     ============      ============

The accompany notes are an integral part of these financial statements.

                                                           F-3

                     RETAIL TECHNOLOGIES INTERNATIONAL, INC.
                            Statements of Operations
                     Years ended December 31, 2003 and 2002

                                                      2003              2002
                                                  ------------      ------------

Sales
    License                                       $ 6,235,094       $ 5,693,350
    Equipment and hardware                            196,592           397,534
    Membership                                      1,953,389         1,453,828
    Professional services                             103,915           109,082
    Other                                             120,787           738,331
                                                  ------------      ------------
        Total sales                                 8,609,777         8,392,125

Cost of sales
    License                                           398,625           470,612
    Equipment and hardware                            265,332           411,804
    Membership                                         98,156            66,826
                                                  ------------      ------------
        Total cost of sales                           762,113           949,242
                                                  ------------      ------------

            Gross profit                            7,847,664         7,442,883

Operating expenses:
    Research and development                        2,581,563         3,607,626
    General and administrative                      2,690,064         3,851,476
    Selling and marketing                           1,445,547         1,234,187
    Depreciation and amortization                     319,339           343,955
                                                  ------------      ------------
        Total operating expenses                    7,036,513         9,037,244
                                                  ------------      ------------

Income (loss) from operations                         811,151        (1,594,361)

Other income (expense):
   Interest income                                         --             4,225
   Interest expense                                  (133,392)         (144,353)
   Gain (loss) on sale of assets                      (55,473)        7,500,000
   Other expenses                                     (53,391)               --
                                                  ------------      ------------
       Total other income (expense)                  (242,256)        7,359,872
                                                  ------------      ------------

Income before provision for income taxes              568,895         5,765,511

   Provision for income taxes                         304,339         1,291,663
                                                  ------------      ------------

Net income                                        $   264,556       $ 4,473,848
                                                  ============      ============

The accompanying notes are an integral part of these financial statements.


                                    RETAIL TECHNOLOGIES INTERNATIONAL, INC.
                                      Statements of Shareholders' Equity
                                    Years ended December 31, 2003 and 2002

                                           Common Stock          Treasury       Treasury
                                     --------------------------    Stock         Stock         Preferred
                                       Shares        Amount       Shares         Amount         Shares
                                     ------------ ------------- ------------ --------------- ---------------
Balance at January 1, 2002             7,487,541  $  1,137,529

Issuance of common stock upon
   exercise of stock options                 300           240

Repurchase of option shares                 (300)         (240)

Shares repurchase of outstanding
   common stock                                                  (7,478,541) $   (6,053,153)

Retirement of treasury stock          (7,478,541)   (1,137,529)   7,478,541       6,053,153

Issuance of common stock for notes
   payable due to related parties      7,055,000       211,650

Preferred stock sale to Intuit Inc.                                                              1,445,000

Net income
                                    ------------- ------------- ------------ --------------- --------------

Balance at December 31, 2002           7,055,000       211,650           --              --      1,445,000

Net income
                                     ------------ ------------- ------------ --------------- --------------

Balance at December 31, 2003           7,055,000  $    211,650           --  $           --      1,445,000
                                     ============ ============= ============ =============== ==============

(continued)

                                                                               Retained
                                               Preferred         Stock         earnings
                                                Amount       Subscriptions    (deficits)        Total
                                             -------------- ---------------- -------------- --------------

Balance at January 1, 2002                                                   $  (3,055,354) $ (1,917,825)

Issuance of common stock upon
   exercise of stock options                                                                          240

Repurchase of option shares                                                         (2,260)        (2,500)

Shares repurchase of outstanding
   common stock                                                                                (6,053,153)

Retirement of treasury stock                                                    (4,915,624)            --

Issuance of common stock for notes
   payable due to related parties                           $      (211,650)                           --

Preferred stock sale to Intuit Inc.          $     500,000                                        500,000

Net income                                                                       4,473,848      4,473,848
                                             -------------- ---------------- -------------- --------------

Balance at December 31, 2002                       500,000         (211,650)    (3,499,390)    (2,999,390)

Net income                                                               --        264,556        264,556
                                             -------------- ---------------- -------------- --------------

Balance at December 31, 2003                 $     500,000  $      (211,650) $  (3,234,834) $  (2,734,834)
                                             ============== ================ ============== ==============

The accompanying notes are an integral part of these financial statements.


                                    RETAIL TECHNOLOGIES INTERNATIONAL, INC.
                                           Statements of Cash Flows
                                    Years ended December 31, 2003 and 2002

                                                                                  2003             2002
                                                                             ------------      ------------
Cash flows from operating activities:
    Net income                                                               $   264,556       $ 4,473,848
    Adjustments to reconcile net income to net cash provided (used) For operating activities:
        Depreciation and amortization                                            319,339           343,955
        Gain on sale of intellectual property                                         --        (7,500,000)
        Loss on disposal of property and equipment                                55,473                --
        Compensation expense paid with notes payable                                  --           200,000
        Stock-based compensation                                                      --           893,000
        Increase in allowance for doubtful accounts                              127,408            69,848
     Changes in assets and liabilities:
        Accounts receivable                                                     (844,272)           57,668
        Inventory                                                                 23,913            38,655
        Prepaid expenses and other assets                                       (202,038)           88,945
        Accounts payable                                                         (94,897)          (90,728)
        Accrued expenses                                                         560,662          (140,707)
        Deferred revenue                                                         600,973          (416,871)
        Settlement agreement                                                     (97,153)          118,903
        Income tax payable                                                       263,879            59,165
                                                                             ------------      ------------
Net cash provided (used) for operating activities                                977,843        (1,804,319)
                                                                             ------------      ------------

Cash flows from investing activities:
    Purchases of furniture and equipment                                        (196,773)          (64,722)
    Proceeds from sale of intellectual property                                       --         7,500,000
    Proceeds from sale of property and equipment                                  12,307           127,289
    Increase in note receivable                                                       --            60,000
                                                                             ------------      ------------
Net cash provided (used) for investing activities                               (184,466)        7,622,567
                                                                             ------------      ------------

Cash flows from financing activities:
    Issuance of common stock, net of redemption                                       --            (2,260)
    Sale of preferred stock                                                           --           500,000
    Repurchase of common stock                                                        --        (6,053,153)
    Repurchase of stock options                                                  (90,000)
    Payments on line of credit                                                        --          (199,808)
    Proceeds from notes payable - related parties                                     --         1,370,000
    Borrowings on obligations under capital lease                                 12,760                --
    Principal payments on capital lease obligations                                   --          (350,158)
    Payments on notes payable                                                         --          (757,570)
                                                                             ------------      ------------
Net cash provided (used) for financing activities                                 12,760        (5,582,949)
                                                                             ------------      ------------

Net increase in cash and cash equivalents                                        806,137           235,299
Cash and cash equivalents, beginning of period                                   286,952            51,653
                                                                             ------------      ------------
Cash and cash equivalents, end of period                                     $ 1,093,089       $   286,952
                                                                             ============      ============

Supplemental disclosure of cash flow information:
    Interest paid                                                            $    79,800       $   160,376
    Income taxes paid                                                        $   116,550       $ 1,289,900
Non-cash investing and financing activities:
    Repurchase of common stock with note payable                                      --       $ 1,370,000
    Repurchase of stock option with note payable                                      --       $   803,000
    Issuance of notes receivable for common stock                                     --       $   211,650
    Compensation expense paid with note payable                                       --       $   200,000


The accompanying notes are an integral part of these financial statements.

                     RETAIL TECHNOLOGIES INTERNATIONAL, INC.
                          Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - Retail Technologies International, Inc. (the "Company") develops, markets and distributes point of sale and inventory management software. The Company began operations in 1986 and was incorporated in California on January 27, 1987. The Company sells its software solutions primarily by partnering with and distributing its products through a network of domestic and international value added resellers and distributors.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Accounts receivable -- The majority of the Company's accounts receivable is due from companies in the direct commerce sales industry. Credit is extended based on evaluation of a customers' financial condition and, generally, collateral is not required. Accounts receivable are due according to contractual terms and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts that are outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's ability to pay its obligation to the Company, and the condition of the general economy and industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Inventory -- Inventory consists primarily of equipment and packaging material recorded at the lower of cost or market using the average cost method.

Property and Equipment -- Property and equipment, including leasehold improvements, is stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets as follows:

         Equipment and software             2.5 - 5 years

         Furniture and fixtures             7 years

         Leasehold improvements             lease term

Non-compete covenant -- The non-compete covenant is stated at cost and amortized using the straight-line method over its estimated useful life of four years.

Software Research & Development - Statement of Financial Accounting Standards ("SFAS") No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, requires companies that produce software to capitalize software development costs when technological feasibility has been established. Company management believes that technological feasibility is not established until a beta version of the product exists and that costs incurred during the period from when a beta version is available until general release are not material and therefore are not capitalized.

Revenue Recognition -- Software license revenue is recognized when a non-cancelable license agreement has been executed, the product has been shipped, fees are fixed and determinable, and collection of the resulting receivable is probable. For certain private label software license revenue, which includes unspecified upgrades and enhancements, when and if developed, amounts are included in deferred revenue and recognized ratably over the term of the arrangement. Membership revenue is derived from the sale of rights to future software upgrades, when and if developed, and is billed in advance and included in deferred revenue and recognized ratably over the contracted period. Revenue is recognized from the sale of equipment upon shipment. Service revenue consists primarily of consulting and training services which is recognized as services are performed. Deferred revenues include unearned amounts received under prepaid membership and other contacts and amounts billed to customers but not yet recognized as revenue.

Income Taxes -- In accordance with SFAS No. 109, Accounting for Income Taxes, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences in the timing of the recognition of certain revenues and the deduction of certain expenses for financial reporting and income tax reporting purposes, based on tax rates currently in effect for such periods when the differences become recoverable and settled.

Advertising -- The Company records expenses for advertising when the liability is incurred. The amounts expensed for the years ended December 31, 2003 and 2002 were $165,040 and $186,457, respectively.

Stock-Based Compensation -- The Company accounts for its stock-based awards to employees using the intrinsic value method under Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Under this method, compensation expense is recorded on the date of grant only if the current fair value exceeds the exercise price. In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation-Transition and Disclosure." This Statement amends SFAS 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has elected to continue to apply the intrinsic value method of accounting described above, and has adopted the disclosure requirements of SFAS 123, as amended.

Certain Significant Risks and Uncertainties -- Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents and accounts receivable. Cash and cash equivalents, consisting of business checking and money market accounts are held at several financial institutions. The Company considers all highly liquid debt instruments purchased with a remaining maturity of 90 days or less to be cash equivalents. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 2003 and 2002, the uninsured portion of these balances held at financial institutions aggregated to $732,893 and $208,452, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents. The Company performs ongoing credit evaluations of customers and generally does not require its customers to provide collateral or other security to support accounts receivable.

The Company participates in a dynamic industry and believes that changes in any of the following areas could have a material adverse effect on the Company's future financial position or results of operations; advances and trends in new technologies; competitive pressures in the form of new products or price reductions on existing products; changes in overall demand for products and services offered by the Company; changes in strategic partnerships or other factors; risks associated with changes in domestic and international economic and/or political conditions or regulations; litigation or claims against the Company based on intellectual property, patent, product, regulatory or other factors; and the Company's ability to attract and retain employees necessary to support its growth.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2003 and 2002 consisted of the following:


                                                                                2003              2002
                                                                           --------------    --------------
              Equipment and software                                       $     813,750     $   1,178,169
              Furniture and fixtures                                              90,359           159,074
              Leasehold improvements                                              21,128           105,135
                                                                           --------------    --------------
                                                                                 925,237         1,442,378
              Less accumulated depreciation and amortization                     533,825           909,614
                                                                           --------------    --------------
              Total                                                        $     391,412     $     532,764
                                                                           ==============    ==============

Depreciation and amortization expense for the years ended December 31, 2003 and 2002 was $319,339 and $343,955, respectively.

NOTE 3 - NON-COMPETE AGREEMENT

In a previous year, the Company entered into a settlement agreement with a former employee consisting of a combined option forfeiture and covenant not-to-compete, covering the four year period from January 1 2001 to December 31
2004. The amount of the non-compete agreement as of December 31 2003 and 2002 respectively, was as follows:

                                                                                 2003             2002
                                                                           --------------    --------------

              Cost                                                         $     196,000     $     196,000
              Less accumulated amortization                                      146,988            97,992
                                                                           --------------    --------------

                                                                           $      49,012     $      98,008
                                                                           ==============    ==============

Amortization expense for the years ended December 31, 2003 and 2002 was $48,996 and $51,773, respectively.


NOTE 4 - NOTES PAYABLE

Notes payable at December 31, 2003 and 2002 consisted of the following:

     Note payable, to a former shareholder, secured by Company stock, payable in monthly installments of $2,813 including interest at 4.0% per annum beginning January 31, 2004 through November 30, 2007 with a balloon payment due on December 31, 2007. Interest
     only payments are to be made monthly for the year ended December 31, 2003                    $   123,344

     Note payable, to a former option holder, secured by Company stock, payable in monthly installments of $5,350 including interest at 4.50% per annum beginning January 31, 2004 through November 30, 2007 with a balloon payment due on December 31, 2007. Interest
     only payments are to be made monthly for the year ended December 31, 2003                        267,667

     Note payable, to a former option holder, secured by Company stock, payable in monthly installments of $5,350 including interest at 4.50% per annum beginning January 31, 2004 through November 30, 2007 with a balloon payment due on December 31, 2007 Interest only
     payments are to be made monthly for the year ended December 31, 2003                             267,667

                                      F-9





     Note payable, to a former option holder, secured by Company stock, payable in monthly installments of $5,350 including interest at 4.50% per annum beginning January 31, 2004 through November 30, 2007 with a balloon payment due on December 31, 2007. Interest
     only payments are to be made monthly for the year December 31, 2003                              267,666

     Note payable, to a former shareholder, secured by Company stock, payable in monthly installments of $7,919 including interest at 4.50% per annum beginning January 31, 2004 through November 30, 2007 with a balloon payment due on December 31, 2007. Interest
     only payments are to be made monthly for the year ended December 31, 2003                        417,420

     Note payable, to a former shareholder, secured by Company stock, payable in monthly installments of $5,350 including interest at 4.50% per annum beginning January 31, 2004 through November 30, 2007 with a balloon payment due on December 31, 2007. Interest
     only payments are to be made monthly for the year ended December 31, 2003                        829,236
                                                                                                  ------------

     Total notes payable                                                                          $ 2,173,000

     Less: current maturities                                                                         560,584
                                                                                                  ------------
     Long-term portion of notes payable                                                           $ 1,612,416
                                                                                                  ============

Future annual minimum payments for the notes payable at December 31, 2003 are summarized as follows:

              Year Ending December 31:
                                   2004                            $     510,555
                                   2005                                  510,555
                                   2006                                  510,555
                                   2007                                  878,115
                                                                   -------------
                                         Total                         2,409,780

                                   Less: interest portion                236,780
                                                                   -------------
                                                                   $   2,173,000
                                                                   =============

Notes payable due to related parties - Notes payable due to officers, at 5% interest per annum as of December 31, 2003 and 2002 are $200,000 (see note 14).

NOTE 5 - CAPITAL LEASE OBLIGATION

At December 31, 2003, The Company has an outstanding capital lease obligation from a financial institution with a balance of $12,760 which bears interest at a rate of 12.1% per annum. $5,880 of this amount is classified as a current liability. The Company had no outstanding capital lease obligations at December 31, 2002.

Future annual minimum payments for the capital lease obligation at December 31, 2003 are summarized as follows:

              Year Ending December 31:
                                   2004                           $       6,985
                                   2005                                   6,985
                                   2006                                   1,164
                                                                  --------------
                 Total minimum lease payments                            15,134
                 Less amount representing interest                        1,792
                                                                  --------------
                 Present value of net minimum lease payments      $      13,342
                                                                  ==============

Interest expense on the capital lease obligation was $1,524 and $0 for the years ended December 31, 2003 and 2002, respectively.

NOTE 6 - ACCRUED EXPENSES

Accrued expenses at December 31, 2003 and 2002 consist of the following:

                                                      2003              2002
                                                  ------------     ------------

              Payroll and payroll taxes           $    708,566     $    333,267

              Accrued miscellaneous expenses           164,075           29,909

              Customer deposits                         51,197               --
                                                  ------------     ------------

                                                  $    923,838     $    363,176
                                                  ============     ============

NOTE 7 - SETTLEMENT AGREEMENT

In a previous year, the Company entered into a Settlement Agreement, valued at $412,350, with a former employee consisting of a combined option forfeiture agreement and covenant not-to-compete. Under the terms of the Settlement Agreement, the former employee was entitled to monthly payments of $10,000 from January 2001 to December 31, 2004. During 2001, the Company entered into an agreement with the former employee allowing for the deferral of several monthly payments, bearing interest at 10%, which extended the loan to July 2005. As of December 31, 2003 and 2002, the amount outstanding is $175,049 and $272,202, respectively, of which $107,325 and $97,153, respectively, is classified as current.

In February 2004, the Company entered into a Settlement and Release agreement with a former employee who was terminated in 2002. Pursuant to the agreement, the Company agreed to pay this employee a lump sum of $82,500 in severance and $961 for expense reimbursement. In addition, the Company agreed to make future bonus payments of up to $70,000, if and when certain milestones are achieved prior to March 2005. As of December 31, 2003 and 2002, the Company has accrued $153,461 related to the agreement, of which $93,461 and $0 is classified as current in 2003 and 2002, respectively. $93,461 was paid in February 2004.

NOTE 8 - STOCK OPTION PLANS

Under the 1998 Stock Option Agreements, (the "Agreements") and the 2001 Stock Option Plan ("the 2001 Plan"), the Company granted options to purchase up to 2,951,163 shares of common stock to eligible employees at prices not less than the fair value of the common stock at the grant date. Options granted under the plans vest ratably over four years and expire 10 years from the date of grant. Pursuant to the management buyout agreement on December 6, 2002, (see note 14) the Company entered into an agreement with the 1998 stock option holders to repurchase their outstanding options, and subsequently options to purchase 1,102,458 shares of common stock were cancelled during the year ended December 31 2002. In connection with the cancellation of these options, the Company issued promissory notes totaling $803,000 to the previous option holders and recorded a compensation expense of $893,000 during the year ended December 31 2002.

In March 2003, the Company adopted the 2003 Stock Incentive Plan (the "2003 Plan"), which provides the granting of stock options to employees, director and consultants of the Company. Options granted under the 2003 Plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NSOs"). ISOs may be granted only to employees of the Company or a parent or a subsidiary of the Company. NSOs may be granted to employees, directors and consultants.

The Company has authorized the grant of options up to 1,500,000 shares of the Company's voting common stock. As of December 31, 2003, there were 684,500 shares available for future issuance under the 2003 Plan. All ISOs granted have ten year terms and vest and become fully exercisable at the end of four years of continued employment. In cases where ISOs are granted to employees that own more than 10% of the Company stock, the term of the ISOs is five years.

The following table summarizes stock option transactions as of December 31, 2003 and 2002:

                                                                          Weighted
                                                                           Average
                                                                          Exercise
                                                                          Price Per
                                                          Options           Share
                                                       ------------    --------------
         Options outstanding, January 1, 2002            1,593,458     $         0.39
         Exercised                                            (300)    $         0.80
         Canceled                                         (612,500)    $         0.02
         Repurchased and canceled                       (1,012,458)    $         0.02
         Forfeited                                         (17,200)    $         0.80
         Granted                                            49,000     $         0.80
                                                       ------------

         Options outstanding, December 31, 2002                 --     $           --

         Granted                                           862,000     $         0.03
         Forfeited                                         (46,500)    $         0.03
                                                       ------------
         Options outstanding December 31, 2003             815,500     $         0.03
                                                       ============

Of those options outstanding at December 31, 2003 and 2002, none of the options are currently exercisable. Outstanding options have a weighted-average remaining contractual life of approximately 9.05 years at December 31, 2003.

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense has been recognized.

The Company has adopted the disclosure requirements of SFAS 123. The fair value of the employee stock options was estimated at the date of grant using the minimum value method available for privately-held companies. Under this method, the option value is determined as the excess of the fair value of the stock at the date of grant over the present value of both the exercise price lump sum and the expected dividend yields of 0%, each discounted at the risk-free rate of 3.375% over the expected 5-year life of option, with no volatility, in the year ended December 31, 2003.

The following table presents pro forma disclosures required by SFAS 148 of net income (loss) as if the fair-value method had been applied to all outstanding and unvested employee awards in the years ended December 31, 2003 and 2002:


                                                                2003             2002
                                                          ---------------    --------------
         Net income as reported                           $      264,556     $    4,473,848
         Less: stock-based compensation expense,
              net of related tax effects                              --                 --
                                                          ---------------    ---------------
         Pro forma net income                             $      264,556     $    4,473,848
                                                          ===============    ===============

                                      F-12





NOTE 9 - INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 2003 and 2002 consisted of the following components:

                                                               2003                2002
                                                          ---------------    ----------------
              Current:
                  Federal                                 $      303,539     $     1,290,863
                  State                                              800                 800
                                                          ---------------    ----------------
              Total                                              304,339           1,291,663
                                                          ---------------    ----------------

              Deferred:
                  Federal                                             --                  --
                  State                                               --                  --
                                                          ---------------    ----------------
              Total                                                   --                  --
                                                          ---------------    ----------------

              Provision (benefit) for income taxes        $      304,339     $     1,291,663
                                                          ===============    ================

Significant components of deferred tax assets and liabilities at December 31, 2003 and 2002 are as follows:

                                                                      2003              2002
                                                                  ------------      ------------
         Current deferred tax assets
             Tax credit and net operating loss carryforwards      $    70,322       $   125,051
             Accrued expenses                                         274,027           220,196
             Deferred revenue                                         622,107           516,783
             Allowance for bad debts                                  113,604            88,945
                                                                  ------------      ------------
         Net current deferred tax assets                            1,080,060           950,975
                                                                  ------------      ------------

         Non-current deferred tax assets
             Deferred stock compensation                              703,772           703,772
             Other                                                         --             1,033
                                                                  ------------      ------------
         Total non-current deferred tax assets                        703,772           704,805

         Non-current deferred tax liabilities
             Intangible assets                                        (13,280)               --
             Fixed assets                                             (62,406)          (57,718)
             State taxes                                             (141,587)         (148,632)
                                                                  ------------      ------------

         Total non-current deferred tax liability                    (217,273)         (206,350)
                                                                  ------------      ------------

         Net non-current deferred tax asset                           486,499           498,455
                                                                  ------------      ------------

         Net deferred tax asset                                     1,566,559         1,449,430

         Valuation allowance                                       (1,566,559)       (1,449,430)
                                                                  ------------      ------------

         Net deferred tax liability                               $        --       $        --
                                                                  ============      ============

                                      F-13





         The difference between the actual provision (benefit) and the amount computed at the statutory United States federal income tax rate of 34% for the years ended December 31, 2003 and 2002 is attributable to the following:

                                                               2003                2002
                                                          ---------------    ----------------

         Provision (benefit) computed at statutory rate            34.0%               34.0%
         Other                                                      2.6%              (2.2)%
         Current year tax credits                                 (8.7)%              (3.8)%
         State tax (net of federal benefit)                         5.5%                5.1%
         Change in valuation allowance                             20.6%             (10.7)%
                                                          ---------------    ----------------

         Total provision for income taxes                          54.0%               22.4%
                                                          ===============    ================

At December 31, 2003 and 2002, the Company had California tax net operating loss carryforwards of approximately $268,000 and $268,000, respectively. The California tax net operating loss carryforwards will be available for utilization until 2013.

The Company also has California research and development tax credit carryforwards of approximately $47,000 and $101,000 for 2003 and 2002, respectively. The California credits may be carried forward indefinitely.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Leases -- In March 2003, the Company entered into a sub-lease agreement to lease its principal operating facility. The lease expires January 4, 2006 and monthly rental payments are $22,255. Under this lease, the Company is responsible for certain maintenance costs, taxes and insurance. Prior to March 2003, the Company leased its principal operating facility under a non-cancelable operating lease agreement which expired in April 2003. Monthly lease payments equaled $16,125. Under this lease, the Company was responsible for certain maintenance costs, taxes and insurance.

Future annual minimum lease payments for the operating lease at December 31, 2003 are summarized as follows:

              Year Ending December 31:
                                   2004                    $     267,057
                                   2005                          267,057
                                   2006                            2,927
                                                           --------------
                                                           $     537,041
                                                           ==============

Rent expense was $264,507 and $195,787 for the years ended December 31, 2003 and 2002, respectively.

Defined Contribution Retirement Plan - The Company maintains a 401(k) profit sharing plan covering substantially all its employees. The employees may voluntarily contribute up to 15% of their wages to the plan on a tax-deferred basis. Employer contributions are discretionary. The employer contributions for the years ending December 31, 2003 and 2002 were $0 and $0, respectively.

NOTE 11 - SHAREHOLDERS' EQUITY

Shareholders' equity consists of the following:

COMMON STOCK -- There are twenty-five million (25,000,000) shares of common stock, no par value, authorized with 7,055,000 shares outstanding as of December 31, 2003 and 2002. In connection with the management buyout in December 2002, the Company reacquired 7,487,541 shares of its common stock for a total cost of $6,053,153.

PREFERRED SERIES A STOCK -- At December 31, 2003 and 2002, one million four hundred forty-five thousand (1,445,000) shares of preferred stock, no par value, were authorized and outstanding. The preferred stock was issued in connection with the sale of intellectual property to a third party (see Note 12).

NOTE 12 - SALE OF INTELLECTUAL PROPERTY AND PREFERRED STOCK

On December 6, 2002, the Company sold certain intellectual property for $7,500,000 to a third party. In connection with the sale, the Company also sold certain property and equipment for proceeds of $43,859 and 1,445,000 shares of series A preferred stock at $0.346 per share, for $500,000 respectively. The Company has recognized a total gain of $7,500,000 on the sale of the intellectual property and property and equipment due to the tangible assets being fully depreciated as of the date of sale. The third party also entered into employment agreements with several of the Company's employees and also a covenant not-to-compete with one of the original stockholders.

In connection with the sale of the intellectual property, the third party granted back to the Company the right to sell various license agreements. Under the terms of these agreements, the Company is obligated to pay royalties equal to 75% of the sales made to certain customers. The terms of the license agreements vary depending on the agreement with the minimum term being approximately three years.

Note 13 - MANAGEMENT BUYOUT AGREEMENT

Concurrent with the sale of the intellectual property and preferred stock, on December 6, 2002, the management of the Company repurchased all of the 7,478,541 shares of common stock outstanding for a total cost of $6,053,153. In connection with the share repurchase, the Company issued notes payables of $2,373,000 to the former shareholders. All of the shares of common stock were subsequently retired. In addition, options to purchase 1,102,458 shares of common stock were also repurchased from the stockholders for a total of $893,000, for which notes payables of $803,000 were issued and remain outstanding at December 31 2003 and 2002 respectively. All stock options repurchased were subsequently cancelled.

A total of 7,055,000 shares of common stock were then issued to two of the officers in exchange for notes receivables amounting to $211,650 (see note 14). In connection with the change of control and under the terms of their employment agreements, the officers received $100,000 each in bonuses for which notes payables of $100,000 for each remain outstanding at December 31 2003 and 2002, respectively (see note 14).

NOTE 14 - RELATED PARTIES

Affiliated Companies -- At December 31, 2001, the Company had outstanding note receivable from LinkSource, with interest at 6.7% in the amount of $46,500, which was fully reserved. This receivable was written off in full during the year ended December 31, 2002. The founder and former CEO of the Company was an investor and director of LinkSource. The Company had no transactions with LinkSource in 2003 or 2002. At December 31, 2003 and 2002, there were no outstanding balances related to LinkSource.

Notes receivable from officers -- On December 20, 2002, the Company issued 7,055,000 shares of common stock to two officers and shareholders in exchange for notes receivable of $211,650. Interest on the principal balance of $105,825 of each note is computed from the date of issuance at a rate of 5% compounded annually and will continue to accrue until paid. The notes are due at the time of a change in control or the transfer of the officers' common stock holdings.

Under the terms of their employment agreements, certain bonuses were payable to two officers and shareholders in the event of a change of control of the Company. Pursuant to the management buyout in December 2002, the officers were granted a bonus of $100,000 each. The Company issued two promissory notes that bear interest at 5% per annum and are due on the earlier of a further change in control or the transfer of their common stock holdings.

NOTE 15 - MAJOR CUSTOMERS

The Company had sales to a customer of approximately $997,771 and $963,703 in the years ended December 31, 2003 and 2002, respectively, accounting for approximately 12% and 11% of total sales, respectively. The related account receivable balances at December 31, 2003 and 2002 were $520,686 and $371,257, respectively, which constituted 19% and 20% of the total accounts receivable balances outstanding at December 31, 2003 and 2002, respectively.

NOTE 16 - SUBSEQUENT EVENT (RESTATED)

Pursuant to an agreement dated June 1, 2004, the Company executed a Restated Agreement of Merger and Plan of Reorganization with Island Pacific, Inc. ("Island Pacific") pursuant to which the Company will be acquired by Island Pacific for a purchase price of approximately $11.6 million, consisting of 2,517,232 shares of Island Pacific's Series B convertible preferred stock with a fair value of $1.2 million, 1,546,733 shares of Island Pacific's common stock with a fair value of $5.7 million, promissory notes totaling $3.6 million, assumption of the Company's stock option plan valued at $1.0 million and acquisition costs totaling $110,000. In addition, Island Pacific assumed approximately $2.3 million in debt owed to the former stockholders of the company in connection with the management buyout agreement and the Company's 2003 Stock Option Plan. The outstanding stock options at June 1, 2004 were converted into Island Pacific stock options at a conversion rate of 1.5562.

RETAIL TECHNOLOGIES INTERNATIONAL, INC.

FINANCIAL STATEMENTS

FOR

THREE MONTHS ENDED

MARCH 31, 2004


                                         RETAIL TECHNOLOGIES INTERNATIONAL, INC.
                                                      BALANCE SHEET

                                                                                       March 31,       December 31,
                                                                                         2004              2003
                                                                                     ------------      ------------
ASSETS
Current assets
    Cash and cash equivalents                                                        $   523,697       $ 1,093,089
    Accounts receivable, net of allowance for doubtful accounts of $270,070 and
        $265,181, respectively                                                         1,849,631         2,379,285
   Prepaid expenses                                                                      127,349           246,654
                                                                                     ------------      ------------
       Total current assets                                                            2,500,677         3,719,028

Property and equipment, net                                                              533,098           391,412
Non-compete agreement, net                                                                36,763            49,012
                                                                                     ------------      ------------
       Total assets                                                                  $ 3,070,538       $ 4,159,452
                                                                                     ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Current maturities of notes payable                                              $   437,075       $   560,584
    Current maturities of capital lease obligations                                        5,916             5,880
    Accounts payable                                                                     131,249           225,979
    Accrued expenses                                                                     733,075           923,838
    Deferred revenue                                                                   1,748,594         1,772,302
    Settlement agreement                                                                 167,254           200,786
    Income tax payable                                                                   231,442           351,440
                                                                                     ------------      ------------
       Total current liabilities                                                       3,454,605         4,040,809

Notes payable due to related parties                                                     200,000           200,000
Notes payable, less current maturities                                                 1,392,594         1,612,416
Capital lease obligations, less current maturities                                         5,799             6,880
Deferred revenue                                                                         915,982           906,457
Settlement agreement, less current maturities                                             41,958           127,724
                                                                                     ------------      ------------
       Total liabilities                                                               6,010,938         6,894,286
                                                                                     ------------      ------------

Commitments and contingencies

Shareholders' equity (deficit):
    Preferred Stock, no par value; 1,445,000 shares authorized and outstanding;
        Series A                                                                         500,000           500,000
    Common stock, no par value, 25,000,000 shares authorized;
        7,055,000 shares issued and outstanding                                          211,650           211,650
    Stock subscriptions                                                                 (211,650)         (211,650)
    Retained deficit                                                                  (3,440,400)       (3,234,834)
                                                                                     ------------      ------------
       Total shareholders' deficit                                                    (2,940,400)       (2,734,834)
                                                                                     ------------      ------------

       Total liabilities and shareholders' deficit                                   $ 3,070,538       $ 4,159,452
                                                                                     ============      ============

                       The accompanying notes are an integral part of these financial statements.

                     RETAIL TECHNOLOGIES INTERNATIONAL, INC.
                            STATEMENTS OF OPERATIONS
                   Three Months Ended March 31, 2004 and 2003

                                                     MARCH 31,        MARCH 31,
                                                       2004             2003
                                                   ------------     ------------
Sales
    License                                        $ 1,351,039      $ 1,392,778
    Membership                                         515,424          442,476
    Professional services                              118,013          120,910
    Other                                                7,225           55,116
                                                   ------------     ------------
        Total sales                                  1,991,701        2,011,280

Cost of sales
    License                                            207,277           87,151
    Services                                            72,561           43,430
    Other                                               16,391           41,471
                                                   ------------     ------------
        Total cost of sales                            296,229          172,052
                                                   ------------     ------------

            Gross profit                             1,695,472        1,839,228

Operating expenses:
    Research and development                           473,085          340,835
    General and administrative                         910,454          804,440
    Selling and marketing                              443,186          230,621
    Depreciation and amortization                       74,086           88,383
                                                   ------------     ------------
        Total operating expenses                     1,900,811        1,464,279
                                                   ------------     ------------

Income (loss) from operations                         (205,339)         374,949

Other income (expense):
   Interest expense                                    (28,488)         (31,088)
   Gain (loss) on sale of equipment                         --            2,205
                                                   ------------     ------------
       Total other expense                             (28,488)         (28,883)
                                                   ------------     ------------

Income (loss) before provision for income taxes       (233,827)         346,066

   Provision for income taxes (benefits)               (28,261)         119,000
                                                   ------------     ------------

Net income (loss)                                  $  (205,566)     $   227,066
                                                   ============     ============

   The accompanying notes are an integral part of these financial statements.


                                    RETAIL TECHNOLOGIES INTERNATIONAL, INC.
                                           STATEMENTS OF CASH FLOWS
                                  Three Months Ended March 31, 2004 and 2003

                                                                           MARCH 31,         MARCH 31,
                                                                              2004              2003
                                                                         ------------      ------------
Cash flows from operating activities:
    Net income (loss)                                                    $  (205,566)      $   227,066
    Adjustments to reconcile net income (loss) to net cash provided
     (used) for operating activities:
        Depreciation and amortization                                         74,086            88,383
        Gain on sale of equipment                                                 --            (2,205)
        Increase in allowance for doubtful accounts                            4,889             9,661
   Changes in assets and liabilities:
        Accounts receivable                                                  524,765           (20,825)
        Inventory                                                                 --             6,872
        Prepaid expenses and other assets                                    119,305           (21,699)
        Accounts payable                                                     (94,730)         (164,855)
        Accrued expenses                                                    (190,761)            3,715
        Deferred revenue                                                     (14,183)           51,046
        Settlement agreement                                                (119,298)          (23,389)
        Income tax payable                                                  (120,000)           68,200
                                                                         ------------      ------------
Net cash provided (used) for operating activities                            (21,493)          221,970
                                                                         ------------      ------------

Cash flows from investing activities:
    Purchases of furniture and equipment                                    (203,523)          (51,978)
    Proceeds from sale of equipment                                               --             2,205
                                                                         ------------      ------------
Net cash provided (used) for investing activities                           (203,523)          (49,773)
                                                                         ------------      ------------

Cash flows from financing activities:
    Payments on notes payable                                               (343,331)               --
    Borrowings on obligation under capital lease                                  --            17,639
    Principal payments on capital lease obligation                            (1,045)             (396)
                                                                         ------------      ------------
Net cash provided (used) for financing activities                           (344,376)           17,243
                                                                         ------------      ------------

Net increase in cash and cash equivalents                                   (569,392)          189,440
Cash and cash equivalents, beginning of period                             1,093,089           286,952
                                                                         ------------      ------------
Cash and cash equivalents, end of period                                 $   523,697       $   476,392
                                                                         ============      ============

Supplemental disclosure of cash flow information:
    Interest paid                                                        $    28,488       $    31,178
    Income taxes paid                                                    $   120,000       $    50,800

                  The accompanying notes are an integral part of these financial statements.

                     RETAIL TECHNOLOGIES INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BASIS OF PREPARATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles applicable to interim financial statements. Accordingly, they do not include all of the information and notes required for complete financial statements. In the opinion of management, all adjustments necessary to present fairly the financial position, results of operations and cash flows at March 31, 2004 and for the periods presented have been made.

The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The unaudited balance sheet at March 31, 2004 and the unaudited statements of operations and unaudited statements of cash flows for the three months ended March 31, 2004 and 2003 are not necessarily indicative of the operating results or cash flows that may be expected for the entire year.

NOTE 2 - DEFERRED REVENUE

Deferred revenue at March 31, 2004 and December 31, 2003 represents prepaid support maintenance services, of which $1,748,594 and $1,772,302 are current.

NOTE 3 - NOTES PAYABLE

Notes payable at March 31, 2004 and December 31, 2003 consisted of the following:

                                                                                      March 31,            December 31,
                                                                                        2004                    2003
                                                                                        ----                    ----
     Note payable, to a former shareholder, secured by Company stock, payable in monthly installments of $2,813 including interest at 4.0% per annum beginning January 31, 2004 through November 30, 2007 with a balloon payment due on December 31, 2007. Interest only payments are
     to be made monthly for the year ended December 31, 2003                       $     102,769           $   123,344

     Note payable, to a former option holder, secured by Company stock, payable in monthly installments of $5,350 including interest at 4.50% per annum beginning January 31, 2004 through November 30, 2007 with a balloon payment due on December 31, 2007. Interest only payments are
     to be made monthly for the year ended December 31, 2003                             225,284               267,667

     Note payable, to a former option holder, secured by Company stock, payable in monthly installments of $5,350 including interest at 4.50% per annum beginning January 31, 2004 through November 30, 2007 with a balloon payment due on December 31, 2007 Interest only payments are to
     be made monthly for the year ended December 31, 2003                                223,327               267,667

     Note payable, to a former option holder, secured by Company stock, payable in monthly installments of $5,350 including interest at 4.50% per annum beginning January 31, 2004 through November 30, 2007 with a balloon payment due on December 31, 2007. Interest only payments are
     to be made monthly for the year December 31, 2003                                   225,301               267,666

     Note payable, to a former shareholder, secured by Company stock, payable in monthly installments of $7,919 including interest at 4.50% per annum beginning January 31, 2004 through November 30, 2007 with a balloon payment due on December 31, 2007. Interest only payments are
     to be made monthly for the year ended December 31, 2003                             352,604               417,420

     Note payable, to a former shareholder, secured by Company stock, payable in monthly installments of $5,350 including interest at 4.50% per annum beginning January 31, 2004 through November 30, 2007 with a balloon payment due on December 31, 2007. Interest only payments are
     to be made monthly for the year ended December 31, 2003                             700,384               829,236
                                                                                 ----------------    ------------------

     Total notes payable                                                               1,829,669             2,173,000

     Less: current maturities                                                            437,075               560,584
                                                                                 ----------------    ------------------

     Long-term portion of notes payable                                              $ 1,392,594          $  1,612,416
                                                                                 ================    ==================

NOTE 4 - SUBSEQUENT EVENT

Pursuant to an agreement dated June 1, 2004, the Company was acquired by Island Pacific, Inc. ("Island Pacific") from Michael Tomczak and Jeffrey Boone (the "Shareholders") and Intuit Inc. ("Intuit") in a merger transaction. On March 12, 2004, the Company, Island Pacific, IPI Merger Sub, Inc. ("Merger Sub"), and the Shareholders entered the initial Agreement of Merger and Plan of Reorganization (the "March 12, 2004 Merger Agreement") which provided Island Pacific would acquire the Company in a merger transaction in which the Company would merge with and into Merger Sub. The merger consideration contemplated by the March 12, 2004 Merger Agreement was a combination of cash and shares of Island Pacific's common stock. The March 12, 2004 Merger Agreement was amended by the Amended and Restated Agreement of Merger and Plan of Reorganization, dated June 1, 2004, by and between the Company, Island Pacific, Merger Sub, IPI Merger Sub II, Inc. ("Merger Sub II") and the Shareholders (the "Amended Merger Agreement").

Pursuant to the Amended Merger Agreement, the Merger (as defined below) was completed with the following terms: (i) Island Pacific assumed the Company's obligations under those certain promissory notes issued by the Company on December 20, 2002 with an aggregate principal balance of $2.3 million; (ii) the total consideration paid at the closing of the Merger was $11.6 million paid in shares of Island Pacific's common stock with fair value of $1.2 million, newly designated Series B convertible preferred stock ("Series B Preferred") with fair value of $5.7 million, promissory notes totaling $3.6 million, assumption of the Company's stock option plan valued at $1.0 million and acquisition costs totaling $110,000; (iii) the Shareholders and Intuit are entitled to price protection payable if and to the extent that the average trading price of Island Pacific's common stock is less than $0.76 at the time the shares of Island Pacific's common stock issued in the Merger and issuable upon conversion of the Series B Preferred are registered pursuant to the registration rights agreement dated June 1, 2004 between Island Pacific, the Shareholders and Intuit (the "Registration Rights Agreement"); and (iv) the merger consisted of two steps (the "Merger"), first, Merger Sub merged with and into the Company, Merger Sub's separate corporate existence ceased and the Company continued as the surviving corporation (the "Reverse Merger"), immediately thereafter, the Company merged with and into Merger Sub II, the Company's separate corporate existence ceased and Merger Sub II continued as the surviving corporation (the "Second-Step Merger").

As a result of the Merger, each Shareholder received 1,258,616 shares of Series B Preferred and a promissory note payable monthly over two years in the principal amount of $1,295,000 bearing interest at 6.5% per annum. As a result of the Merger, Intuit, the holder of all of the outstanding shares of the Company's Series A Preferred stock, received 1,546,733 shares of Island Pacific's common stock and a promissory note payable monthly over two years in the principal amount of $530,700 bearing interest at 6.5% per annum.

The Shareholders and Intuit were also granted registration rights. Under the Registration Rights Agreement, Island Pacific agreed to register the common stock issuable upon conversion of the Series B Preferred issued to the Shareholders within 30 days of the automatic conversion of the Series B Preferred into common stock. The automatic conversion will occur upon Island Pacific filing an amendment to its certificate of incorporation with the Delaware Secretary of State increasing the authorized number of shares of its common stock ("Certificate of Amendment") after securing its shareholder approval for the Certificate of Amendment. Under the Registration Rights Agreement, Intuit is entitled to demand registration or to have its shares included on any registration statement filed prior the registration statement covering the Shareholders' shares, subject to certain conditions and limitations, or if not previously registered to have its shares included on the registration statement registering the Shareholders' shares. The Shareholders and Intuit are entitled to price protection payments of up to a maximum of $0.23 per share payable by promissory note, if and to the extent that the average closing price of Island Pacific's common stock for the 10 days immediately preceding the date the registration statement covering their shares is declared effective by the Securities and Exchange Commission, is less than the 10 day average closing price as of June 1, 2004, which was $0.76

Upon the consummation of the Merger, Michael Tomczak, the Company's President and Chief Executive Officer, was appointed Island Pacific's President, Chief Operating Officer and director and Jeffrey Boone, the Company's Chief Technology Officer, was appointed Island Pacific's Chief Technology Officer. Island Pacific entered into two-year employment agreements and non-competition agreements with Mr. Tomczak and Mr. Boone.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ISLAND PACIFIC, INC. AND SUBSIDIARIES
INTRODUCTION TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Pursuant to an agreement dated June 1, 2004, Island Pacific, Inc. ("Island Pacific") acquired Retail Technologies International, Inc. ("RTI") from Michael Tomczak and Jeffrey Boone (the "Shareholders") and Intuit Inc. ("Intuit") in a merger transaction.

Pursuant to the Amended Merger Agreement, the Merger (as defined below) was completed with the following terms: (i) Island Pacific assumed RTI's obligations under those certain promissory notes issued by RTI on December 20, 2002 with an aggregate principal balance of $2.3 million; (ii) the total consideration paid at the closing of the Merger was $11.6 million paid in shares of its common stock with fair value of $1.2 million, newly designated Series B convertible preferred stock ("Series B Preferred") with fair value of $5.7 million, promissory notes totaling $3.6 million, assumption of RTI's incentive stock option plan valued at $1.0 million and acquisition costs of $110,000; (iii) the Shareholders and Intuit are entitled to price protection payable if and to the extent that the average trading price of its common stock is less than $0.76 at the time the shares of its common stock issued in the Merger and issuable upon conversion of the Series B Preferred are registered pursuant to the registration rights agreement dated June 1, 2004 between Island Pacific, the Shareholders and Intuit (the "Registration Rights Agreement"); and (iv) the merger consisted of two steps (the "Merger"), first, Merger Sub merged with and into RTI, Merger Sub's separate corporate existence ceased and RTI continued as the surviving corporation (the "Reverse Merger"), immediately thereafter, RTI merged with and into Merger Sub II, RTI's separate corporate existence ceased and Merger Sub II continued as the surviving corporation (the "Second-Step Merger").

As a result of the Merger, each Shareholder received 1,258,616 shares of Series B Preferred and a promissory note payable monthly over two years in the principal amount of $1,295,000 bearing interest at 6.5% per annum. As a result of the Merger, Intuit, the holder of all of the outstanding shares of RTI's Series A Preferred stock, received 1,546,733 shares of our common stock and a promissory note payable monthly over two years in the principal amount of $530,700 bearing interest at 6.5% per annum.

The Shareholders and Intuit were also granted registration rights. Under the Registration Rights Agreement, Island Pacific agreed to register the common stock issuable upon conversion of the Series B Preferred issued to the Shareholders within 30 days of the automatic conversion of the Series B Preferred into common stock. The automatic conversion will occur upon Island Pacific filing an amendment to its certificate of incorporation with the Delaware Secretary of State increasing the authorized number of shares of its common stock ("Certificate of Amendment") after securing shareholder approval for the Certificate of Amendment. Under the Registration Rights Agreement, Intuit is entitled to demand registration or to have its shares included on any registration statement filed prior the registration statement covering the Shareholders' shares, subject to certain conditions and limitations, or if not previously registered to have its shares included on the registration statement registering the Shareholders' shares. The Shareholders and Intuit are entitled to price protection payments of up to a maximum of $0.23 per share payable by promissory note, if and to the extent that the average closing price of our common stock for the 10 days immediately preceding the date the registration statement covering their shares is declared effective by the Securities and Exchange Commission, is less than the 10 day average closing price as of June 1, 2004, which was $0.76.

Upon the consummation of the Merger, Michael Tomczak, RTI's former President and Chief Executive Officer, was appointed Island Pacific's President, Chief Operating Officer and director and Jeffrey Boone, RTI's former Chief Technology Officer, was appointed Island Pacific's Chief Technology Officer. Island Pacific entered into two-year employment agreements and non-competition agreements with Mr. Tomczak and Mr. Boone.

The accompanying unaudited pro forma condensed consolidated balance sheet contains the following:

         1. Consolidated balance sheet of Island Pacific and its subsidiaries as of March 31, 2004 (restated), including Page Digital Incorporated ("Page Digital"), and
         2.       Balance sheet of RTI as of March 31, 2004.

The pro forma condensed consolidated balance sheet uses the purchase method of accounting and is based on the assumptions set forth in the notes to the statement.

The accompanying unaudited pro forma condensed consolidated statement of operations for the twelve months ended March 31, 2004 contains the following:

         1. Consolidated statement of operations of Island Pacific and its subsidiaries for the twelve months ended March 31, 2004 (restated), including the operations of Page Digital from February 1, 2004 to March 31, 2004,
         2. Statement of operations of Page Digital for the period of April 1, 2003 to January 31, 2004, which assumes the acquisition of Page Digital occurred on April 1, 2003, and
         3. Statement of operations of RTI for the twelve months ended March 31, 2004, which assumes the acquisition of RTI occurred on April 1, 2003.

The pro forma condensed consolidated statements of operations use the purchase method of accounting and are based on the assumptions set forth in the notes to this statement.

Island Pacific is in the process of determining how the purchase price will be allocated to the net assets acquired and accordingly, the accompanying pro forma condensed consolidated financial statements represent a preliminary estimate of the allocation. The actual purchase price allocation may vary significantly.

These pro forma condensed consolidated financial statements are not necessarily indicative of future operations or the actual results which would have occurred had the transaction been consummated on the date indicated or that may be achieved in the future.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Company and the notes to such statements included in Island Pacific's Form 10-K for the fiscal year ended March 31, 2004, as well as the historical financial statements of RTI included in this Form 8-K/A.


                                          Island Pacific, Inc. and Subsidiaries
                                Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
                                                 As of March 31, 2004
                                                      (in thousands)

                                                        Island                         Pro forma              Pro Forma
                                                        Pacific           RTI         Adjustments   Notes   Consolidated
                                                     -------------   -------------   -------------          -------------
                                                      (Restated)                       (Restated)             (Restated)
ASSETS
Current assets
     Cash                                            $      2,108    $        524    $       (110) (A)     $       2,522
     Accounts receivable, net                               4,572           1,850              --                  6,422
     Other receivables                                        143              --              --                    143
     Inventories                                               46              --              --                     46
     Current portion of non-compete agreements                668              --              --                    668
     Current portion of note receivable                        36              --              --                     36
     Prepaid expenses and other current assets                682             127              --                    809
                                                     -------------   -------------   -------------          -------------
     Total current assets                                   8,255           2,501            (110)                10,646

Note receivable, less current maturities, net                 126              --              --                    126
Property and equipment, net                                   821             533              --                  1,354
Goodwill, net                                              20,607              --          10,658  (A)            31,265
Other intangibles, net                                     18,297              37           3,111  (A,B,C)        21,445
Other assets                                                  421              --              --                    421
                                                     -------------   -------------   -------------          -------------
     Total assets                                    $     48,527    $      3,071    $     13,659           $     65,257
                                                     =============   =============   =============          =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Current portion of long-term debts              $        146    $        437    $        650 (F)       $      1,233
     Current portion of notes payable to officers              --              --             269 (F)                269
     Current portion of capital leases                        169               6              --                    175
     Accounts payable                                       1,255             131              --                  1,386
     Accrued expenses                                       3,301             733              --                  4,034
     Deferred revenue                                       2,657           1,749              --                  4,406
     Current portion of settlement agreements                  --             167              --                    167
     Income taxes payable                                      --             231              --                    231
                                                     -------------   -------------   -------------          -------------
     Total current liabilities                              7,528           3,454             919                 11,901

Convertible debentures, less current maturities             1,900              --              --                  1,900
Capital lease obligations, less current maturities             89               6              --                     95
Notes payable                                                  --           1,393             448 (A,D,F)          1,841
Notes payable due to officers, less current maturities         --             200           2,490 (A,D,F)          2,690
Deferred revenue                                               --             916              --                    916
Settlement agreements, less current maturities                 --              42              --                     42
Other liabilities                                             235              --              --                    235
                                                     -------------   -------------   -------------          -------------
     Total liabilities                                      9,752           6,011           3,857                 19,620
                                                     -------------   -------------   -------------          -------------

Stockholders' equity
     Preferred stock                                       14,100             500           5,209 (A)             19,809
     Common stock                                               5             212            (212)(A)                  5
     Stock subscription receivables                            --            (212)            212 (A)                 --
     Additional paid in capital                            74,088              --           2,206 (A)             76,294
     Retained earnings (deficit)                          (49,418)         (3,440)          2,387 (A,B,C,D)      (50,471)
                                                     -------------   -------------   -------------          -------------
     Total stockholders' equity                            38,775          (2,940)          9,802                 45,637
                                                     -------------   -------------   -------------          -------------

     Total liabilities and stockholders' equity      $     48,527    $      3,071    $     13,659           $     65,257
                                                     =============   =============   =============          =============


PRO FORMA ADJUSTMENTS:

(A) Purchase price of RTI:
        Issuance of 2,517,233 shares of Series B Convertible
          Preferred Stock                                           $     5,709
        Issuance of 1,546,733 shares of common stock:
          Common stock                                                       --
          Paid in capital                                                 1,169
        Notes payable due to officers                                     2,591
        Note payable due to Intuit                                          531
                                                                    ------------
                                                                         10,000
     Assumed additional principal on existing notes payable                 500
     Assumed stock option plan                                            1,037
     Acquisition costs                                                      110
                                                                    ------------
               Purchase price                                       $    11,647
                                                                    ============

    Net assets acquired:
        Preferred stock                                             $       500
        Common stock                                                        212
        Stock subscription receivable                                      (212)
        Retained deficits at March 31, 2003                              (3,381)
        Software (7 years life)                                           1,410
        Customer relationships (10 years life)                            1,660
        Trademark                                                           800
        Goodwill                                                         10,658
                                                                    ------------
                                                                    $    11,647
                                                                    ============

(B) Amortization expense for ten months ended January 31, 2004 related to intangible assets resulted from Page Digital acquisition:
         Software                                                   $       241
         Customer relationships                                             151
                                                                    ------------
                  Total                                             $       392
                                                                    ============

(C) Amortization expense for twelve months ended March 31, 2004 related to intangible assets resulted from RTI acquisition:
         Software                                                   $       201
         Customer relationships                                             166
                                                                    ------------
                  Total                                             $       367
                                                                    ============

(D) Interest expense at 6.5% per annum on notes payable issued in connection with RTI acquisition
          Notes payable to officers                                 $       168
          Notes payable                                                      68
                                                                    ------------
                                                                    $       235
                                                                    ============

(F) Current maturities of:
      Notes payable                                                 $       650
      Notes payable to officers                                             269
                                                                    ------------
                                                                    $       919
                                                                    ============


                                               Island Pacific, Inc. and Subsidiaries
                                Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
                                            For the twelve Months Ended March 31, 2004
                                           (in thousands, except for per share amounts)

                                               Island                                         Pro Forma            Pro Forma
                                               Pacific      Page Digital         RTI         Adjustments  Notes  Consolidated
                                            -------------   -------------   -------------   -------------        -------------
                                             (Restated)                                       (Restated)           (Restated)
Net sales                                   $     17,839    $      4,202    $      8,591    $         --         $     30,632
Cost of goods sold                                 7,871           2,269             886             442 (A,B)         11,468
                                            -------------   -------------   -------------   -------------        -------------
     Gross profit                                  9,968           1,933           7,705            (442)              19,164

Expenses
     Research and development expenses             1,082           1,461           2,964              --                5,507
     Depreciation and amortization                 1,215             169              57             317 (A,B)          1,758
     Selling, general and admin. expenses         15,246           2,564           4,429              --               22,239
                                            -------------   -------------   -------------   -------------        -------------
          Total expenses                          17,543           4,194           7,450             317               29,504
                                            -------------   -------------   -------------   -------------        -------------

Income (loss) from operations                     (7,575)         (2,261)            255            (759)             (10,340)

Other income (expense):
     Interest income                                  20              12              --              --                   32
     Other income (expense)                           (7)             12            (139)             --                 (134)
     Interest expense                             (1,952)            (21)            (93)           (235) (C)          (2,301)
                                            -------------   -------------   -------------   -------------        -------------
           Total other income (expenses)          (1,939)              3            (232)           (235)              (2,403)
                                            -------------   -------------   -------------   -------------        --------------

Income (loss) before income taxes                 (9,514)         (2,258)             23            (994)             (12,743)

     Provision for income tax benefits              (586)             --               8              --                 (578)
                                            -------------   -------------   -------------   -------------        -------------

Net income (loss)                                 (8,928)         (2,258)             15            (994)             (12,165)

     Cumulative preferred dividends               (1,024)             --              --              --               (1,024)
                                            -------------   -------------   -------------   -------------        -------------

Net loss available to common stockholders   $     (9,952)   $     (2,258)   $         15            (994)        $    (13,189)
                                            =============   =============   =============   =============        =============

Basic and diluted earnings per share based
  on net loss available to common
  stockholders                              $      (0.24)                                                        $      (0.31)

Basic and diluted weighted average shares
  outstanding                                     41,450                                           1,547 (D)           42,997


PRO FORMA ADJUSTMENTS:

(A) Amortization expense for ten months ended January 31, 2004 related to intangible assets resulted from Page Digital acquisition:
         Software                                                   $       241
         Customer relationships                                             151
                                                                    ------------
                  Total                                             $       392
                                                                    ============

(B) Amortization expense for twelve months ended March 31, 2004 related to intangible assets resulted from RTI acquisition:
         Software                                                   $       201
         Customer relationships                                             166
                                                                    ------------
                  Total                                             $       367
                                                                    ============

(C)   Interest expense at 6.5% per annum on notes payable issued
      in connection with RTI acquisition                            $       235
                                                                    ===========

(D)   Issued 1,546,723 shares of common stock in connection with
      RTI acquisition                                                     1,547
                                                                    ============

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                             Island Pacific, Inc.

Date:    November 24, 2004                 By: /s/ Ran Furman
                                             --------------------------
                                             Name:  Ran Furman
                                             Title: Chief Financial Officer